Exhibit 99.1

John Roush Assumes Duties as Chief Executive Officer of GSI Group Inc.

Company Plans to Implement 1-for-3 Reverse Stock Split by End of 2010

BEDFORD, Mass., December 15, 2010 – GSI Group Inc. (Pink Sheets: LASR.PK) (the “Company” or “GSI”) today announced that on December 14, 2010 John Roush assumed his duties as the Company’s new Chief Executive Officer. The Company had previously announced that Mr. Roush, 45, would become GSI’s Chief Executive Officer by early 2011. Mr. Roush comes to GSI after a successful 12-year career with PerkinElmer, Inc., where he served in several senior leadership positions, most recently as president of PerkinElmer’s $1.2 billion Environmental Health business, which supplies instrumentation to laboratory and scientific markets. Mr. Roush succeeds Michael E. Katzenstein, who has served as the Company’s interim principal executive officer since May 2010.

“John Roush is a technology executive with a record of exceptional accomplishment. He is superbly qualified to assume the CEO role at GSI, and we are very fortunate to have attracted such an exceptional individual to lead the Company,” said Chairman of the Board Stephen W. Bershad. “The Board of Directors sought an individual who possessed the leadership skills to advance the Company to its full potential and John’s experience and personal attributes matched our criteria precisely,” added Bershad.

“I am very excited to assume the leadership reins at GSI. It is an honor for me to have been selected as the Company’s CEO, and I am greatly encouraged by the prospects for future growth and development. We have a tremendous opportunity to advance our position in the markets where the Company operates and capitalize on our core strengths,” said Roush.

“I would also like to acknowledge the fine work from Mike Katzenstein and the FTI restructuring team and their efforts and contributions in providing their expertise and leadership through this challenging transitional period,” said Bershad.

GSI also announced that the Company’s Board of Directors has approved a 1-for-3 reverse stock split, which the Company expects to become effective by the end of 2010. The Company’s shareholders had previously approved the reverse stock split at the annual and special meeting of shareholders on November 23, 2010. The Company intends to file an application to list its common shares on the NASDAQ Global Market by the end of 2010, and expects that NASDAQ will make a decision on the Company’s application by the end of January 2011.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are quoted on Pink OTC Markets Inc. (LASR.PK).

More information about GSI is available on the company’s website at www.gsig.com.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s prospects for future growth and development; the Company’s market position potential; the effective time of the Company’s reverse stock split; the filing of a listing application with The NASDAQ Stock Market; the timing of a decision by NASDAQ on any listing application; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the potential adverse impact of the Company’s recently completed Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the potential adverse impact of the SEC’s formal investigation relating to its review of the Company’s accounting practices and the restatement of the Company’s historical consolidated financial statements; the highly unpredictable nature of the semiconductor and electronics materials processing industry; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the Company’s ability to grow and increase profitability; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; the Company’s ability to identify and hire permanent senior management; the Company’s failure to identify and manage weaknesses in internal controls; the Company’s ability to file timely with the SEC in the future; and the Company’s ability to convert bookings and backlog into shipments or revenue, as they are subject to termination or cancellation under certain circumstances. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Current Report on Form 8-K filed on June 4, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

For more information contact:

GSI Group Investor Relations

Telephone: (781) 266-5137

Email: InvestorRelations@gsig.com